UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

Prelude Therapeutics Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powder Mill Road

Wilmington, Delaware, 19803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 467-1280

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2021, Prelude Therapeutics Incorporated (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and the following proposals were adopted:

1.

Election of two Class I Directors, Paul A. Friedman, M.D., and David Bonita, M.D., each to serve a three-year term, which will expire at the 2024 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until such director’s earlier resignation or removal. The vote tally was as follows:

Nominees	Shares For	Shares Withheld	Broker Non-Votes

Paul A. Friedman, M.D.	28,275,656	1,344,710	447,075

David Bonita, M.D.	27,793,859	1,826,507	447,075

2.	Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021. The vote tally was as follows:

Shares For	Shares Against	Shares Abstaining

30,058,296	853	8,292

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: June 22, 2021	By:	/s/ Brian Piper
Brian Piper
Chief Financial Officer